Special Shareholder Meeting (Unaudited)

On April 16, 2009, a Special Meeting of the Shareholders of John Hancock Current Interest and its series, John Hancock Money Market Fund, was held at 601 Congress Street, Boston, Massachusetts for the purpose of considering and voting on:

Proposal 1: Election of eleven Trustees as members of the Board of Trustees of John Hancock Current Interest (the “Trust”).

PROPOSAL 1 PASSED FOR ALL TRUSTEES ON APRIL 16, 2009.

1. Election of eleven Trustees as members of the Board of Trustees of the Trust:

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

James R. Boyle
Affirmative	267,204,870.8023	57.868%	94.715%
Withhold	14,910,876.3277	3.229%	5.285%
TOTAL	282,115,747.1300	61.097%	100.000%

John G. Vrysen
Affirmative	267,917,644.7062	58.022%	94.967%
Withhold	14,198,102.4238	3.075%	5.033%
TOTAL	282,115,747.1300	61.097%	100.000%

James F. Carlin
Affirmative	261,670,989.5460	56.669%	92.753%
Withhold	20,444,757.5840	4.428%	7.247%
TOTAL	282,115,747.1300	61.097%	100.000%

William H. Cunningham
Affirmative	267,980,751.8962	58.036%	94.990%
Withhold	14,134,995.2338	3.061%	5.010%
TOTAL	282,115,747.1300	61.097%	100.000%

Deborah Jackson
Affirmative	266,884,407.7241	57.798%	94.601%
Withhold	15,231,339.4059	3.299%	5.399%
TOTAL	282,115,747.1300	61.097%	100.000%

Charles L. Ladner
Affirmative	263,099,221.9629	56.979%	93.259%
Withhold	19,016,525.1671	4.118%	6.741%
TOTAL	282,115,747.1300	61.097%	100.000%

Stanley Martin
Affirmative	267,227,799.0241	57.873%	94.723%
Withhold	14,887,948.1059	3.224%	5.277%
TOTAL	282,115,747.1300	61.097%	100.000%

Patti McGill Peterson
Affirmative	267,810,175.6467	57.999%	94.929%
Withhold	14,305,571.4833	3.098%	5.071%
TOTAL	282,115,747.1300	61.097%	100.000%

Semiannual report | Money Market Fund 27

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
John A. Moore
Affirmative	261,549,973.2450	56.643%	92.710%
Withhold	20,565,773.8850	4.454%	7.290%
TOTAL	282,115,747.1300	61.097%	100.000%
Steven R. Pruchansky
Affirmative	266,162,606.8354	57.642%	94.345%
Withhold	15,953,140.2946	3.455%	5.655%
TOTAL	282,115,747.1300	61.097%	100.000%
Gregory A. Russo
Affirmative	267,919,873.4567	58.023%	94.968%
Withhold	14,195,873.6733	3.074%	5.032%
TOTAL	282,115,747.1300	61.097%	100.000%

Proposal 6: Revision to the Trust’s merger approval requirements

PROPOSAL 6 PASSED ON APRIL 16, 2009.

6. Revision to merger approval requirements for the Trust.
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	208,035,042.4598	45.053%	73.741%
Against	17,813,496.7927	3.858%	6.314%
Abstain	11,834,614.8775	2.563%	4.195%
Broker Non-Votes	44,432,593.0000	9.623%	5.750%
TOTAL	282,115,747.1300	61.097%	100.000%

On May 5, 2009, an adjourned session of a Special Meeting of the Shareholders of John Hancock Current Interest and its series, John Hancock Money Market Fund, was held at 601 Congress Street, Boston, Massachusetts for the purpose of considering and voting on:

Proposal 2: Approval of a new form of Advisory Agreement between the Trust and John Hancock Advisers, LLC.

PROPOSAL 2 PASSED ON MAY 5, 2009.

2. Approval of a new form of Advisory Agreement between the Trust and John Hancock Advisers, LLC.

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

Affirmative	210,430,748.8041	45.572%	74.590%
Against	15,132,043.9223	3.277%	5.364%
Abstain	12,120,362.4036	2.625%	4.296%
Broker Non-Votes	44,432,592.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

28 Money Market Fund | Semiannual report

Proposal 3: Approval of the following changes to the Fund’s fundamental investment restrictions:

PROPOSALS 3A-3K PASSED ON MAY 5, 2009.

3. Approval of the following changes to fundamental investment restrictions:

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

3A. Revise: Concentration

Affirmative	213,151,233.7501	46.162%	75.554%
Against	10,792,995.4100	2.337%	3.826%
Abstain	13,738,925.9699	2.975%	4.870%
Broker Non-Votes	44,432,592.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

3B. Revise: Diversification

Affirmative	214,067,957.2367	46.360%	75.880%
Against	11,373,391.2726	2.463%	4.031%
Abstain	12,241,809.6207	2.651%	4.339%
Broker Non-Votes	44,432,589.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

3C. Revise: Underwriting

Affirmative	208,310,897.8396	45.113%	73.839%
Against	16,675,672.8151	3.611%	5.911%
Abstain	12,696,585.4753	2.750%	4.500%
Broker Non-Votes	44,432,591.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

3D. Revise: Real Estate

Affirmative	211,584,924.8074	45.822%	74.999%
Against	13,231,317.0630	2.865%	4.690%
Abstain	12,866,913.2596	2.787%	4.561%
Broker Non-Votes	4,432,592.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

3E. Revise: Loans

Affirmative	204,385,398.5373	44.263%	72.447%
Against	18,211,355.0740	3.944%	6.455%
Abstain	15,086,399.5187	3.267%	5.348%
Broker Non-Votes	4,432,594.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

3F. Revise: Senior Securities

Affirmative	207,135,062.8514	44.858%	73.421%
Against	17,802,926.8608	3.856%	6.311%
Abstain	12,745,165.4178	2.760%	4.518%
Broker Non-Votes	44,432,592.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

Semiannual report | Money Market Fund 29

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

3G. Eliminate: Oil, Gas & Mineral Programs

Affirmative	205,969,401.3669	44.606%	73.008%
Against	18,668,998.3459	4.043%	6.618%
Abstain	13,044,759.4172	2.825%	4.624%
Broker Non-Votes	44,432,588.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

3H. Eliminate: Investment to Exercise Control

Affirmative	208,344,122.3683	45.120%	73.850%
Against	15,445,377.5789	3.345%	5.475%
Abstain	13,893,655.1828	3.009%	4.925%
Broker Non-Votes	44,432,592.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

3I. Eliminate: Trustee and Officer Ownership

Affirmative	205,848,128.3750	44.579%	72.966%
Against	16,902,856.4260	3.661%	5.991%
Abstain	14,932,168.3290	3.234%	5.293%
Broker Non-Votes	44,432,594.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

3J. Eliminate: Margin Investment; Short Selling

Affirmative	202,786,242.7381	43.916%	71.881%
Against	22,776,096.2289	4.933%	8.073%
Abstain	12,120,819.1630	2.625%	4.296%
Broker Non-Votes	44,432,589.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

3K. Eliminate: Restricted Securities

Affirmative	204,728,152.5790	44.337%	72.568%
Against	20,371,214.0257	4.412%	7.221%
Abstain	12,583,789.5253	2.725%	4.461%
Broker Non-Votes	4,432,591.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

Proposal 4: Approval of amendments changing Rule 12b-1 Plans for certain classes of the Fund from “reimbursement” to “compensation” plans.

PROPOSAL 4 CLASSES A AND B PASSED ON MAY 5, 2009.

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Fund from “reimbursement” to “compensation” Plans.

Class A
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

Affirmative	168,488,059.4442	44.078%	75.269%
Against	13,107,490.2095	3.429%	5.856%
Abstain	9,870,604.2763	2.582%	4.410%
Broker Non-Votes	32,379,230.0000	8.471%	14.465%
TOTAL	223,845,383.9300	58.560%	100.000%

30 Money Market Fund | Semiannual report

Class B
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	21,869,431.3024	52.048%	68.710%
Against	2,085,760.1502	4.964%	6.553%
Abstain	878,851.8384	2.092%	2.761%
Broker Non-Votes	6,994,879.0000	16.648%	21.976%
TOTAL	31,828,922.2910	75.752%	100.000%

Class C
Affirmative	15,065,845.5384	40.191%	56.978%
Against	3,864,911.5965	10.311%	14.617%
Abstain	2,452,199.7741	6.542%	9.274%
Broker Non-Votes	5,058,484.0000	13.495%	19.131%
TOTAL	26,441,440.9090	70.539%	100.000%

Proposal 5: Approval of adopting a manager of manager structure.

PROPOSAL 5 PASSED ON MAY 5, 2009.

5. Approval of the Fund adopting a manager of manager structure.
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	205,531,089.2346	44.511%	72.854%
Against	20,107,571.6657	4.355%	7.127%
Abstain	12,044,492.2297	2.608%	4.269%
Broker Non-Votes	4,432,594.0000	9.623%	15.750%
TOTAL	282,115,747.1300	61.097%	100.000%

Semiannual report | Money Market Fund 31